UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 29, 2021

 EVERTEC, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico		66-0783622
(State or other jurisdiction of incorporation or organization)		(I.R.S. employer identification number)

Cupey Center Building,	Road 176, Kilometer 1.3,
San Juan,	Puerto Rico	00926
(Address of principal executive offices)		(Zip Code)
(787) 759-9999
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)
COMMISSION FILE NUMBER 001-35872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EVTC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On April 29, 2021 the Company issued a press release announcing its preliminary results for the first quarter ended March 31, 2021. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Note: The information contained in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On April 29, 2021, Evertec, Inc. (the “Company”) announced that Philip E. Steurer, the Company’s Executive Vice President and Chief Operating Officer since 2012, will no longer serve in that capacity as of the Effective Date (as the term is defined below). On the Effective Date, Mr. Steurer will transition to a new role as Senior Vice President and Chief Strategy Officer of the Company with a focus on product strategy, customer excellence and market opportunity. Mr. Steurer’s transition to a new role did not involve any disagreement with the Company with regard to its operations, policies or practices.

(c) On April 22, 2021, the Company appointed Diego Viglianco, as the Company’s Executive Vice President and Chief Operating Officer effective upon the finalization of U.S. work visa formalities which is expected to occur during the month of May (the “Effective Date”).

Mr. Viglianco, age 51, has served as Chief Executive Officer Officer of Interbanking S.A., a digital financial ACH/Real Time payments company headquartered in Argentina, from July 2019 to March 2021. Prior to this role, from 2017 to 2019, Mr. Viglianco served as CEO of the Processing Division for Prisma Medios de Pago S.A. (“Prisma”). Prior to joining Prisma, Mr. Viglianco held operational and commercial roles of increasing responsibility at Mastercard in Argentina and Miami, USA from 2000 to 2017, which included General Manager for the Spanish Speaking Caribbean, Customer Delivery Head, Vice President of Operations in Argentina, and Director of Operations in Argentina. Prior to joining Mastercard, Viglianco spent six years in México, where he worked as Systems Development Director at PROSA, Customer Service Director for NCR Corporation, and as a consultant for InterSoft Mexico. Prior to his time in Mexico, he worked as a consultant and systems development coordinator for various companies in Argentina.

Mr. Viglianco holds a master’s in business administration from Instituto Universitario ESEADE in Argentina, and a bachelor’s degree from the Universidad del Salvador, also in Argentina.

As part of Mr. Viglianco’s future employment with EVERTEC Group, LLC, the Company’s principal operating subsidiary (“Evertec Group”), Mr. Viglianco will receive an annual base salary of $330,000, which amount is subject to annual review by the Board or a committee thereof. Mr. Viglianco is eligible for annual cash incentive awards of up to 75% of his base salary under the Company’s Annual Performance Incentive Guidelines pro-rated for partial calendar years. Within thirty (30) business days of the Effective Date, Mr. Viglianco will receive two separate grants of restricted stock units (“RSUs”) as follows: (i) a recruitment grant of time-based RSUs valued at $250,000 as of the day before the date of grant (the “Recruitment Grant”), which will vest on the third anniversary of the date of grant, provided that Mr. Viglianco is employed Evertec Group on the vesting date and subject to the terms and conditions of the Recruitment RSU Grant award agreement and the Company’s Severance Policy; and (ii) a grant as part of the Company’s long-term incentive plan of 5,861 time-based RSUs and 7,841 performance-based RSUs (the “2021 LTIP Grant”; the Recruitment Grant and the 2021 LTIP Grant, collectively, the “Viglianco RSU Grants”), subject to terms and conditions of the 2021 LTIP Grant agreement and the Company’s Severance Policy.

Mr. Viglianco, like most of our executives, will be a party to the Company’s Severance Policy; therefore, upon termination of his employment without Cause or by Mr. Viglianco for Good Reason (as the terms are defined in the Company’s Severance Policy) prior to the vesting dates of the respective Viglianco RSU Grants, (a) the unvested time-based RSUs shall vest on a pro-rata basis as of the termination date (and the termination date shall be deemed the vesting date for said RSUs), and (b) the unvested performance-based RSUs shall vest and be settled following the end of the performance period based on actual performance determined at the end of the performance period on a pro-rata basis. In both instances, subject to the execution by Mr. Viglianco of a separation agreement and general release of all claims against the Company and its affiliates (a “Separation and Release Agreement”) by Mr. Viglianco. In the event Mr. Viglianco’s employment is terminated prior to the vesting date of the Viglianco RSU Grants pursuant to a Qualifying Termination within twenty-four months following a Change in Control (as the terms are defined in the Company’s Severance Policy) then, subject to the execution by Mr. Viglianco of a Separation and Release Agreement, (a) the time-based RSUs shall become fully vested as of the termination date, and (b) unvested performance-based RSUs shall become fully vested as of the termination date based (x) on the actual level of performance to the extent the performance period was completed as of the Change of Control date or (y) at the target level of performance to the extent the performance period with respect to the relevant goal was not complete as of the Change of Control date.

As part of his employment, Mr. Viglianco shall be entitled to participate in the employee benefit plans, policies, practices and arrangements generally made available to our other executives as well as certain specified levels of health insurance, life insurance, short-term disability insurance and long-term disability insurance benefits, and twenty (20) days of paid vacation annually.

Mr. Viglianco shall be reimbursed for reasonable costs related to his relocation to Puerto Rico, including travel in connection with finding a residence, conduct his immigration process, any reasonable incidental expenses and up to three months of temporary housing not to exceed $30,000 related to his relocation to Puerto Rico.

As previously discussed, Mr. Viglianco will be a party to the Company’s Severance Policy. In the event Mr. Viglianco’s employment with Evertec Group is terminated by us without Cause or by Mr. Viglianco for Good Reason, Mr. Viglianco may be entitled to the severance benefits described in the Severance Policy, subject to the execution by Mr. Viglianco of a Separation and Release Agreement. The Severance Policy contains certain non-competition and non-solicitation covenants for the benefit of the Company and its affiliates during Mr. Viglianco’s employment and for one year following the termination of his employment, certain covenants relating to the protection of the Company’s confidential information, and a mutual non-disparagement covenant.

On March 15, 2021, Mr. Viglianco and the Company executed a professional services agreement, whereby Mr. Viglianco provides the Company consulting services prior to the Effective Date (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Viglianco receives a consulting fee of USD $25,000 per month. The Consulting Agreement will terminate on the Effective Date.

There are no family relationships between Mr. Viglianco and any director or executive officer of the Company, and Mr. Viglianco is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Number	Exhibit
99.1	Press Release re: First quarter earnings issued by EVERTEC, Inc. dated April 29, 2021
99.2	Press release re: Management changes issued by EVERTEC, Inc dated April 29, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc.
(Registrant)

Date: April 29, 2021	By:	/s/ Joaquin A. Castrillo-Salgado
Name: Joaquin A. Castrillo-Salgado
Title: Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release re: First quarter earnings issued by EVERTEC, Inc. dated April 29, 2021
99.2	Press release re: Management changes issued by EVERTEC, Inc dated April 29, 2021